Exhibit 99.1

Date: August 3, 2011

Media Contact:

Michael Kinney

732-938-1031

mkinney@njresources.com

Investor Contact:

Dennis Puma

732-938-1229

dpuma@njresources.com

NEW JERSEY RESOURCES REPORTS HIGHER YEAR-TO-DATE

FISCAL 2011 NET FINANCIAL EARNINGS; RAISES LOWER END OF GUIDANCE

Strong Customer Growth at New Jersey Natural Gas; Three Commercial Solar Projects Announced

WALL, N.J. – New Jersey Resources (NYSE: NJR) today reported earnings for the third quarter and first nine months of fiscal 2011 and reaffirmed its net financial earnings guidance for fiscal 2011.

A reconciliation of NJR’s net income to net financial earnings for the three and nine months ended June 30 in fiscal years 2011 and 2010 is provided below:

	Three Months Ended June 30,		Nine Months Ended June 30,
(Thousands)	2011	2010	2011	2010
Net income (loss)	$20,374	$(10,177)	$108,810	$115,942
Add:
Unrealized (gain) loss on derivative instruments and related transactions, net of taxes	(2,875)	15,886	33,835	3,936
Effects of economic hedging related to natural gas inventory, net of taxes	(7,800)	5,878	(36,787)	(16,867)

Net financial earnings	$9,699	$11,587	$105,858	$103,011

Weighted Average Shares Outstanding
Basic	41,381	41,239	41,338	41,424
Diluted	41,597	41,239	41,551	41,703

Basic earnings (loss) per share	$0.49	$(0.25)	$2.63	$2.80

Basic net financial earnings per share	$0.23	$0.28	$2.56	$2.49

Net financial earnings is a financial measure not calculated in accordance with generally accepted accounting principles (GAAP) of the United States as it excludes all unrealized, and certain realized, gains and losses associated with derivative instruments. For further discussion of this financial measure, as well as reconciliation to the most comparable GAAP measure, please see the explanation below under “Additional Non-GAAP Financial Information.”

-more-

NEW JERSEY RESOURCES REPORTS HIGHER YEAR-TO-DATE FISCAL 2011 NET FINANCIAL EARNINGS; RAISES LOWER END OF GUIDANCE

Strong Customer Growth at New Jersey Natural Gas; Three Commercial Solar Projects Announced

•	NJR Year-to-Date Net Financial Earnings Per Share Increase 2.8 Percent

Year-to-date net financial earnings at NJR totaled $105.9 million, or $2.56 per share, compared with $103 million, or $2.49 per share, during the same period last year. The increased earnings were driven by improved results at New Jersey Natural Gas, Midstream Assets and NJR Home Services as well as investment tax credits generated from solar investments at NJR Clean Energy Ventures. For the three-month period ended June 30, 2011, net financial earnings were $9.7 million, compared with $11.6 million during the same period last year. The decrease was due primarily to expected lower results from NJR Energy Services partially offset by improved contributions from NJR Clean Energy Ventures and NJR Home Services.

“The steady performance of our core business, New Jersey Natural Gas, and our solar investments have put us on a firm track to achieve our 20th consecutive year of improved financial results.” said Laurence M. Downes, chairman and CEO of New Jersey Resources. “Our infrastructure-based businesses are expected to contribute up to 90 percent of fiscal 2011 net financial earnings. As always, I thank our employees for their leadership and dedication, which continues to drive our ability to meet the needs of our stakeholders.”

•	Lower End of Net Financial Earnings Guidance Raised

Subject to the risks and uncertainties identified below under “Forward-Looking Statements,” NJR is adjusting its fiscal 2011 net financial earnings guidance to $2.55 to $2.65, from the previously announced range of $2.50 to $2.65 per basic share. The increase to the lower end of the range reflects continued strong results at New Jersey Natural Gas as well as better-than-expected results at NJR Energy Services, resulting from recent increased volatility in the wholesale natural gas markets due to hot weather in July and the impact of a tax settlement. The following chart represents the expected contributions from NJR subsidiaries:

Company	Expected Fiscal 2011 Net Financial Earnings Contribution
New Jersey Natural Gas	65 to 70 percent
NJR Clean Energy Ventures	10 to 20 percent
NJR Energy Services	10 to 20 percent
Midstream Assets	5 to 10 percent
NJR Home Services	2 to 5 percent

•	New Jersey Resources Board of Directors Declares Dividend

On July 13, 2011, the board of directors of NJR unanimously declared a quarterly dividend on its common stock of $.36 per share. The dividend will be paid on October 3, 2011, to shareowners of record on September 15, 2011. NJR has paid quarterly dividends continuously since the company’s inception in 1952.

•	New Jersey Natural Gas Earnings Remain Strong

At New Jersey Natural Gas (NJNG), the company’s regulated utility subsidiary, fiscal 2011 year-to-date net income was $74.4 million, compared with $70.1 million for the first nine months of 2010,

-more-

NEW JERSEY RESOURCES REPORTS HIGHER YEAR-TO-DATE FISCAL 2011 NET FINANCIAL EARNINGS; RAISES LOWER END OF GUIDANCE

Strong Customer Growth at New Jersey Natural Gas; Three Commercial Solar Projects Announced

an increase of 6.1 percent. This increase was due primarily to customer growth and incentive programs, as well as the continued impact of accelerated infrastructure programs. Net income in the third quarter of fiscal 2011 was $6 million, compared with $6.1 million in the same period last year.

During the first nine months of fiscal 2011, NJNG added 4,610 new customers, compared with 3,938 through the same period last year, an increase of 17 percent. An additional 453 existing non-heat customers converted to natural gas heat. In total, these new customers are expected to contribute approximately $2.4 million to utility gross margin annually. NJNG is on target to add approximately 12,000 to 14,000 new customers during fiscal years 2011 and 2012 combined. (For more information on utility gross margin, please see Non-GAAP Financial Information below.)

NJNG’s gross margin-sharing incentive programs, which include off-system sales, capacity release, storage optimization and financial risk management programs, generated $7.7 million of gross margin for the nine month period ended June 30, 2011, compared with $7.4 million for the same period last year. The increase in gross margin was due primarily to an increase in capacity release volumes. NJNG shares the gross margin earned from these incentive programs with customers and shareowners, according to a gross margin-sharing formula authorized by the New Jersey Board of Public Utilities (BPU). On July 25, 2011, NJNG, the BPU and Rate Counsel executed a Stipulation to extend NJNG’s margin-sharing incentive programs for four years through October 31, 2015, under the same terms of its previous agreement with respect to margin-sharing percentages. This agreement also permits NJNG to annually propose a process to evaluate and discuss alternative incentive programs. BPU approval is expected before the beginning of fiscal 2012.

•	Accelerated Infrastructure Program Ensures Safety; Benefits State Economy

Designed to expedite previously planned capital expenditures, NJNG’s Accelerated Infrastructure Program (i.e., AIP I and AIP II) continues to help ensure the safety and integrity of the company’s distribution system. Several of the 14 approved AIP I projects have been completed to date, representing an investment of $67.8 million of the overall approved cost of $70.8 million, with completion of the remaining AIP I projects expected by late summer 2011.

Additional projects under AIP II, which was approved on March 30, 2011, will begin no later than December 31, 2011, with an expected completion date of October 31, 2012. NJNG expects to invest $60.2 million of capital investment in nine new projects and immediately earn an overall return of 7.12 percent, which includes a 10.3 percent return on equity.

On June 1, 2011, NJNG filed with the BPU for an increase of $4.7 million for recovery of expenditures associated with the capital investments made under AIP I and AIP II. It is expected that these AIP I and AIP II projects will also lend significant support to New Jersey’s economy directly through the creation of construction jobs and indirectly through the creation of jobs to meet the demand for ancillary services related to the increased construction activity.

•	New Jersey Natural Gas Regulatory Update

Recently, NJNG submitted a series of filings to the BPU, which included changes to its Conservation Incentive Program, AIP (as discussed above) and Basic Gas Supply Service (BGSS) that would result in an overall decrease of 9.3 percent in the average residential heating customer’s bill, effective October 1, 2011. Any change in the BGSS has no effect on NJNG’s earnings.

-more-

NEW JERSEY RESOURCES REPORTS HIGHER YEAR-TO-DATE FISCAL 2011 NET FINANCIAL EARNINGS; RAISES LOWER END OF GUIDANCE

Strong Customer Growth at New Jersey Natural Gas; Three Commercial Solar Projects Announced

On June 16, 2011, NJNG submitted a filing with the BPU seeking authority to invest up to $15 million to build between seven and 10 compressed natural gas vehicle refueling stations in Monmouth, Ocean and Morris counties.

“By making natural gas more accessible to the transportation sector, we can give our state and its residents a cleaner, more environmentally friendly, alternative fuel choice,” said Laurence M. Downes, chairman and CEO of New Jersey Resources. “As demand for alternative fuel vehicles increases, we not only reduce our dependency on imported petroleum-based fuels, we also help to preserve our natural resources by lowering greenhouse gas emissions.”

The construction of the new refueling infrastructure would support the economy through job opportunities for local equipment manufacturers, suppliers and other businesses. If approved, NJNG would begin construction of these stations immediately.

Costs associated with this project would be recovered as incurred at NJNG’s weighted average cost of capital of 7.76 percent, which includes a 10.3 percent return on equity. Proceeds from the delivery of the associated natural gas, along with any available federal and state incentives, will be credited back to the customers to help offset the cost of this investment.

Finally, on July 15, 2011, NJNG submitted a filing to the BPU requesting approval to extend its highly successful The SAVEGREEN Project® through December 31, 2012. Since its launch in 2009, SAVEGREEN has invested over $20 million in the local economy through rebates and incentives, including 9,400 high-efficiency rebates, and has completed 9,300 energy audits. These customer incentives and rebates are recovered through a rider mechanism for up to five years and earn a return at NJNG’s weighted average cost of capital of 7.76 percent, including a 10.3 percent return on equity.

•	NJR Clean Energy Ventures Announced Three New Commercial Solar Projects; The Sunlight AdvantageTM Residential Solar Lease Program Continues to Grow

Currently, NJR Clean Energy Ventures (NJRCEV) has four operational commercial solar projects, totaling approximately 4 megawatts. Since going into service, these buildings have generated 880 Solar Renewable Energy Certificates (SRECs).

Additionally, in the third quarter of fiscal 2011, NJRCEV announced three new commercial solar projects with an aggregate generating capacity of over 22 megawatts, representing a capital investment of over $100 million.

NJRCEV will invest $18 million in its first ground-mounted solar system, a 3.6 megawatt project in Manalapan, N.J. The power generated by the system will be used to serve the wholesale electric market. An additional $23.7 million will be invested to develop, own and operate a 4.7 megawatt, ground-mounted solar system in Vineland, N.J. The solar array is expected to produce 7.2 million kilowatt-hours annually. Both the Manalapan and Vineland projects are expected to be operational in the fall of 2011.

-more-

NEW JERSEY RESOURCES REPORTS HIGHER YEAR-TO-DATE FISCAL 2011 NET FINANCIAL EARNINGS; RAISES LOWER END OF GUIDANCE

Strong Customer Growth at New Jersey Natural Gas; Three Commercial Solar Projects Announced

NJRCEV will invest $60 million to develop a ground-mounted solar array on the East Windsor, N.J., campus of McGraw Hill. This 14.1 megawatt system will be the largest privately-owned, net-metered solar system in the Western Hemisphere. NJRCEV expects the project to be completed in two phases, with 50 percent capacity expected to be operational in December 2011, and the remainder in March 2012.

The Sunlight AdvantageTM, NJR’s residential solar lease program has executed 466 leases since its inception in January 2011. With an average system size of 7.6 kilowatts each, the leases represent a potential capital investment of approximately $14.4 million, of which approximately $9.4 million is expected to be invested in fiscal 2011.

“We are committed to renewable energy and the opportunities it presents for our shareowners, customers and state,” said Laurence M. Downes, chairman and CEO of New Jersey Resources. “The development of these three new solar sites, along with our existing commercial and residential solar projects, is a perfect fit with our core energy strategy.”

Fiscal year-to-date earnings for NJRCEV totaled $5.5 million of which $6.8 million related to investment tax credits associated with qualifying solar projects. NJR’s annual effective tax rate will be significantly influenced by the amount of investment tax credits earned during the fiscal year. GAAP requires NJR to estimate its annual effective tax rate and use this rate to calculate its year-to-date tax expense/benefit. The estimate is based on information and assumptions, which are subject to change, and which may have a material impact on quarterly and annual net financial earnings. Factors considered by management in estimating completion of projects during the fiscal year include, but are not limited to, board of directors’ approval, execution of various contracts, including power purchase agreements, construction logistics, permitting and interconnection completion. See the “Forward-Looking Statements” section of this news release for further information regarding the inherent risks associated with solar investments.

•	NJR Energy Services Third-Quarter Results

Net financial earnings at NJR Energy Services (NJRES), the wholesale energy services subsidiary of NJR, were $19.4 million during the first nine months of fiscal 2011, compared with $29.3 million in the same period last year. Net financial earnings for the third quarter of fiscal 2011 were $213,000 compared with $3.3 million in the same period in 2010. The expected decrease in both periods reflects the lack of opportunity to generate margin from the optimization of transportation and storage assets due primarily to an increased supply of natural gas in the northeast market area. NJRES is currently expected to contribute between 10 and 20 percent of consolidated net financial earnings in fiscal 2011. During the third quarter of fiscal 2011, NJRES recognized a $2.4 million tax benefit, net of federal taxes and fees, resulting from a settlement with the state of New Jersey for tax years 2004 through 2007 regarding income earned outside the state. This settlement effectively concludes all outstanding tax disputes related to this matter.

•	Growth Continues at Midstream Assets

Net income for the first nine months of fiscal 2011 at Midstream Assets, the company’s natural gas storage and pipeline segment, were $5.7 million compared with $5.2 million during the same period in 2010. The Midstream Assets segment consists of Steckman Ridge, a 12 Bcf working natural gas storage facility in southwestern Pennsylvania, which contributed $3.5 million, and a 5.53 percent equity investment in Iroquois Pipeline, which contributed $2.2 million.

-more-

NEW JERSEY RESOURCES REPORTS HIGHER YEAR-TO-DATE FISCAL 2011 NET FINANCIAL EARNINGS; RAISES LOWER END OF GUIDANCE

Strong Customer Growth at New Jersey Natural Gas; Three Commercial Solar Projects Announced

•	NJR Home Services Announces Higher Results

Net financial earnings for NJR’s Retail and Other, which consists primarily of NJR Home Services (NJRHS), the company’s appliance service subsidiary, greatly improved during the first nine months of fiscal 2011. Fiscal year-to-date earnings at NJRHS were $568,000 compared with a loss of $1.1 million in the same period last year. For the three months ended June 30, 2011, earnings at NJRHS were $1.3 million compared with $587,000 in the third quarter of fiscal 2010. The increase in both periods was due primarily to aggressive marketing of comprehensive Premier Service Plans and equipment installations as well as operational improvements. Prior year results also included an after-tax charge of $237,000 associated with Medicare Part D as a result of the Patient Protection and Affordable Care Act enacted in March 2010.

Webcast Information

NJR will host a live webcast to discuss its financial results today at 9 a.m. ET. A few minutes prior to the webcast, go to www.njliving.com and select “New Jersey Resources” from the top navigation bar. Choose “Investor Relations,” then click just below the microphone under the heading “Latest Webcast” on the Investor Relations home page.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Other factors that could cause actual results to differ materially from the company’s expectations include, but are not limited to, weather; economic conditions; NJR dependence on operating subsidiaries; demographic changes in NJNG’s service territory; rate of customer growth; volatility of natural gas commodity prices and its impact on customer usage, NJRES operations and the company’s risk management efforts; changes in rating agency requirements and/or credit ratings and their effect on availability and cost of capital to the company; the impact of volatility in the credit markets that would result in the increased cost and/or limit the availability of credit at NJR to fund and support physical gas inventory purchases and other working capital needs at NJRES, and all other non-regulated subsidiaries, as well as negatively affect cost and access to the commercial paper market and other short-term financing markets by NJNG to allow it to fund its commodity purchases, capital expenditures and meet its short-term obligations as they come; the company’s ability to comply with debt covenants; continued failures in the market for auction rate securities; the impact to the asset values and resulting higher costs and funding obligations of NJR’s pension and post-employment benefit plans as a result of downturns in the financial market, and the impacts associated with the Patient Protection and Affordable Care Act; the ability to maintain effective internal controls; accounting effects and other risks associated with hedging activities and use of derivatives contracts; commercial and wholesale credit risk, including the availability of creditworthy customers and counterparties and liquidity in the wholesale energy trading market; the company’s ability to obtain governmental approvals and/or financing for the construction, development and operation of its non-regulated energy investments; risks associated with our investments in solar energy projects, including the availability of regulatory and tax incentives, logistical risk and potential delays related to construction, permitting, regulatory approvals and

-more-

NEW JERSEY RESOURCES REPORTS HIGHER YEAR-TO-DATE FISCAL 2011 NET FINANCIAL EARNINGS; RAISES LOWER END OF GUIDANCE

Strong Customer Growth at New Jersey Natural Gas; Three Commercial Solar Projects Announced

electric grid interconnection, the availability of viable projects and NJR’s eligibility for federal investment tax credits (ITCs) and the future market for Solar Renewable Energy Certificates (SRECs) that are traded in a competitive marketplace in the state of New Jersey; risks associated with the calculation of NJR’s effective tax rate; risks associated with the management of the company’s joint ventures and partnerships; the level and rate at which costs and expenses are incurred and the extent to which they are allowed to be recovered from customers through the regulatory process in connection with constructing, operating and maintain NJNG’s natural gas transmission and distribution system; dependence on third-party storage and transportation facilities for natural gas supply; operational risks incidental to handling, storing, transporting and providing customers with natural gas; access to adequate supplies of natural gas; the regulatory and pricing policies of federal and state regulatory agencies; the cost of compliance with present and future environmental law, including potential climate change-related legislation; the ultimate outcome of pending regulatory proceedings, the disallowance of recovery of environmental-related expenditures and other regulatory changes; and environmental-related and other litigation and other uncertainties. NJR does not, by including this paragraph, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events. More detailed information about these factors is set forth under the heading “Risk Factors” in NJR’s filings with the Securities and Exchange Commission (SEC) including its most recent Form 10-K and its Form 10-Q for the quarter ended March 31, 2011.

Non-GAAP Financial Information

This press release includes the non-GAAP measures net financial earnings (losses), financial margin and utility gross margin. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, can be found below. As an indicator of the company’s operating performance, these measures should not be considered an alternative to, or more meaningful than, operating income as determined in accordance with GAAP.

Net financial earnings (losses) and financial margin exclude unrealized gains or losses on derivative instruments related to the company’s unregulated subsidiaries and certain realized gains and losses on derivative instruments related to natural gas that has been placed into storage at NJRES. Volatility associated with the change in value of these financial and physical commodity contracts is reported in the income statement in the current period. In order to manage its business, NJR views its results without the impacts of the unrealized gains and losses, and certain realized gains and losses, caused by changes in value of these financial instruments and physical commodity contracts prior to the completion of the planned transaction because it shows changes in value currently as opposed to when the planned transaction ultimately is settled. NJNG’s utility gross margin represents the results of revenues less natural gas costs, sales and other taxes and regulatory rider expenses, which are key components of the company’s operations that move in relation to each other. Management uses these non-GAAP financial measures as supplemental measures to other GAAP results to provide a more complete understanding of the company’s performance. Management believes these non-GAAP measures are more reflective of the company’s business model, provide transparency to investors and enable period-to-period comparability of financial performance. A reconciliation of all non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, can be found below. For a full discussion of NJR’s non-GAAP financial measures, please see NJR’s most recent Form 10-K, Item 7.

-more-

NEW JERSEY RESOURCES REPORTS HIGHER YEAR-TO-DATE FISCAL 2011 NET FINANCIAL EARNINGS; RAISES LOWER END OF GUIDANCE

Strong Customer Growth at New Jersey Natural Gas; Three Commercial Solar Projects Announced

About New Jersey Resources

New Jersey Resources, a Fortune 1000 company, provides safe, reliable and natural gas services and renewable energy including transportation, distribution and asset management in states from the Gulf Coast to the New England regions, including the Mid-Continent region, the West Coast and Canada, while investing in and maintaining an extensive infrastructure to support future growth. With over $2.5 billion in annual revenues, NJR safely and reliably operates and maintains 6,800 miles of natural gas transportation and distribution infrastructure to serve nearly half a million customers; develops and manages a diverse portfolio of 1.54 Bcf/day of firm transportation and over 59 Bcf of firm storage capacity; offers low carbon solutions of clean energy through its commercial and residential solar programs, and provides appliance installation, repair and contract service to nearly 150,000 homes and businesses. Additionally, NJR holds investments in midstream assets through equity partnerships including Steckman Ridge and Iroquois. Through Conserve to Preserve®, NJR is helping customers save energy and money by promoting conservation and encouraging efficiency. For more information about NJR, visit www.njliving.com.

-more-

RECONCILIATION OF NON-GAAP PERFORMANCE MEASURES

NEW JERSEY RESOURCES

A reconciliation of Net income at NJR to net financial earnings, is as follows:

	Three Months Ended June 30,		Nine Months Ended June 30,
(Thousands)	2011	2010	2011	2010
Net income (loss)	$20,374	$(10,177)	$108,810	$115,942
Add:
Unrealized (gain) loss on derivative instruments and related transactions, net of taxes	(2,875)	15,886	33,835	3,936
Effects of economic hedging related to natural gas, net of taxes	(7,800)	5,878	(36,787)	(16,867)

Net financial earnings	$9,699	$11,587	$105,858	$103,011

Weighted Average Shares Outstanding
Basic	41,381	41,239	41,338	41,424
Diluted	41,597	41,239	41,551	41,703

Basic net financial earnings per share	$0.23	$0.28	$2.56	$2.49

NJR ENERGY SERVICES

The following table is a computation of financial margin at Energy Services:

	Three Months Ended June 30,		Nine Months Ended June 30,
(Thousands)	2011	2010	2011	2010
Operating revenues	$500,413	$364,800	$1,504,262	$1,207,166
Less: Gas purchases	483,017	393,166	1,461,009	1,125,160
Add:
Unrealized (gain) loss on derivative instruments and related transactions	(4,612)	26,068	53,393	2,833
Effects of economic hedging related to natural gas inventory	(12,335)	10,245	(58,178)	(26,641)

Financial margin	$449	$7,947	$38,468	$58,198

A reconciliation of Operating income at Energy Services, the closest GAAP financial measurement, to the financial margin is as follows:

	Three Months Ended June 30,		Nine Months Ended June 30,
(Thousands)	2011	2010	2011	2010
Operating income (loss)	$13,071	$(31,721)	$31,822	$70,674
Add:
Operation and maintenance expense	4,055	3,268	10,535	10,246
Depreciation and amortization	15	37	46	136
Other taxes	255	50	850	950

Subtotal – Gross margin	17,396	(28,366)	43,253	82,006
Add:
Unrealized (gain) loss on derivative instruments and related transactions	(4,612)	26,068	53,393	2,833
Effects of economic hedging related to natural gas inventory	(12,335)	10,245	(58,178)	(26,641)

Financial margin	$449	$7,947	$38,468	$58,198

NJR ENERGY SERVICES (continued)

A reconciliation of Energy Services Net income to net financial earnings, is as follows:

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(Thousands)	2011	2010	2011	2010
Net income (loss)	$10,930	$(18,823)	$22,407	$44,262
Add:
Unrealized (gain) loss on derivative instruments and related transactions, net of taxes	(2,917)	16,281	33,761	1,952
Effects of economic hedging related to natural gas, net of taxes	(7,800)	5,878	(36,787)	(16,867)

Net financial earnings	$213	$3,336	$19,381	$29,347

RETAIL AND OTHER

A reconciliation of Retail and Other Net income to net financial earnings, is as follows:

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(Thousands)	2011	2010	2011	2010
Net income (loss)	$1,401	$725	$913	$(3,481)
Add:
Unrealized (gain) loss on derivative instruments, net of taxes	—	(411)	—	1,840

Net financial earnings (loss)	$1,401	$314	$913	$(1,641)

NEW JERSEY RESOURCES

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(Thousands, except per share data)	2011	2010	2011	2010
OPERATING REVENUES
Utility	$138,149	$105,130	$862,073	$794,311
Nonutility	510,020	374,764	1,476,235	1,213,475

Total operating revenues	648,169	479,894	2,338,308	2,007,786

OPERATING EXPENSES
Gas purchases
Utility	74,385	47,665	469,835	478,719
Nonutility	482,735	393,126	1,460,600	1,114,842
Operation and maintenance	38,811	37,077	114,123	110,386
Regulatory rider expenses	6,518	6,160	47,520	41,017
Depreciation and amortization	8,514	8,136	25,445	23,936
Energy and other taxes	10,024	6,516	60,138	50,275

Total operating expenses	620,987	498,680	2,177,661	1,819,175

OPERATING INCOME (LOSS)	27,182	(18,786)	160,647	188,611
Other income	1,176	1,311	2,426	3,458
interest expense, net	4,744	5,238	15,085	15,946

INCOME (LOSS) BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF AFFILIATES	23,614	(22,713)	147,988	176,123
Income tax provision (benefit)	6,197	(10,555)	48,662	68,066
Equity in earnings of affiliates	2,957	1,981	9,484	7,885

NET INCOME (LOSS)	$20,374	$(10,177)	$108,810	$115,942

EARNINGS (LOSS) PER COMMON SHARE
BASIC	$0.49	$(0.25)	$2.63	$2.80
DILUTED	$0.49	$(0.25)	$2.62	$2.78

DIVIDENDS PER COMMON SHARE	$0.36	$0.34	$1.08	$1.02

AVERAGE SHARES OUTSTANDING
BASIC	41,381	41,239	41,338	41,424
DILUTED	41,597	41,239	41,551	41,703

NEW JERSEY RESOURCES

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(Thousands, except per share data)	2011	2010	2011	2010
Operating Revenues
Natural Gas Distribution	$138,149	$105,130	$862,073	$802,358
Energy Services	500,413	364,800	1,504,262	1,207,166
Midstream Assets	—	—	—	—
Clean Energy Ventures	328	—	328	—
Retail and Other	10,951	10,058	26,903	19,803

Sub-total	649,841	479,988	2,393,566	2,029,327
Eliminations	(1,672)	(94)	(55,258)	(21,541)

Total	$648,169	$479,894	$2,338,308	$2,007,786

Operating Income (Loss)
Natural Gas Distribution	$11,799	$11,114	$127,800	$120,798
Energy Services	13,071	(31,721)	31,822	70,674
Midstream Assets	(186)	(138)	(464)	(590)
Clean Energy Ventures	(624)	—	(2,103)	—
Retail and Other	2,034	1,209	658	(5,068)

Sub-total	26,094	(19,536)	157,713	185,814
Eliminations	1,088	750	2,934	2,797

Total	$27,182	$(18,786)	$160,647	$188,611

Equity in Earnings of Affiliates
Midstream Assets	$3,891	$2,538	$11,871	$10,261
Eliminations	(934)	(557)	(2,387)	(2,376)

Total	$2,957	$1,981	$9,484	$7,885

Net Income (Loss)
Natural Gas Distribution	$5,979	$6,109	$74,375	$70,087
Energy Services	10,930	(18,823)	22,407	44,262
Midstream Assets	1,847	1,828	5,705	5,218
Clean Energy Ventures	259	—	5,484	—
Retail and Other	1,401	725	913	(3,481)

Sub-total	20,416	(10,161)	108,884	116,086
Eliminations	(42)	(16)	(74)	(144)

Total	$20,374	$(10,177)	$108,810	$115,942

Net Financial Earnings (Loss)
Natural Gas Distribution	$5,979	$6,109	$74,375	$70,087
Energy Services	213	3,336	19,381	29,347
Midstream Assets	1,847	1,828	5,705	5,218
Clean Energy Ventures	259	—	5,484	—
Retail and Other	1,401	314	913	(1,641)

Total	$9,699	$11,587	$105,858	$103,011

Throughput (Bcf)
NJNG, Core Customers	9.9	8.8	63.1	57.9
NJNG, Off System/Capacity Management	23.5	16.1	79.2	60.2
NJRES Fuel Mgmt. and Wholesale Sales	117.9	90.6	348.5	255.0

Total	151.3	115.5	490.8	373.1

Common Stock Data
Yield at June 30	3.2%	3.9%	3.2%	3.9%
Market Price
High	$46.29	$39.01	$46.29	$39.01
Low	$41.22	$34.07	$38.94	$33.49
Close at June 30	$44.61	$35.20	$44.61	$35.20
Shares Out. at June 30	41,392	41,201	41,392	41,201
Market Cap. at June 30	$1,846,497	$1,450,275	$1,846,497	$1,450,275

NATURAL GAS DISTRIBUTION

	Three Months Ended		Nine Months Ended
(Unaudited)	June 30,		June 30,
(Thousands, except customer & weather data)	2011	2010	2011	2010
Utility Gross Margin
Operating revenues	$138,149	$105,130	$862,073	$802,358
Less:
Gas purchases	76,772	48,401	527,371	492,489
Energy and other taxes	7,826	4,738	53,604	43,955
Regulatory rider expense	6,518	6,183	47,520	41,103

Total Utility Gross Margin	$47,033	$45,808	$233,578	$224,811

Utility Gross Margin and Operating Income
Residential	$28,725	$28,556	$152,282	$150,384
Commercial, Industrial & Other	8,568	8,530	38,461	38,202
Firm Transportation	8,103	6,613	34,869	28,573

Total Firm Margin	45,396	43,699	225,612	217,159
Interruptible	113	103	287	265

Total System Margin	45,509	43,802	225,899	217,424
Off System/Capacity Management/FRM/Storage Incentive	1,524	2,006	7,679	7,387

Total Utility Gross Margin	47,033	45,808	233,578	224,811
Operation and maintenance expense	26,129	25,856	78,072	77,551
Depreciation and amortization	8,192	7,939	24,650	23,321
Other taxes not reflected in gross margin	913	899	3,056	3,141

Operating Income	$11,799	$11,114	$127,800	$120,798

Throughput (Bcf)
Residential	5.0	4.6	39.6	37.5
Commercial, Industrial & Other	1.0	0.9	7.7	7.6
Firm Transportation	1.7	1.3	11.0	9.0

Total Firm Throughput	7.7	6.8	58.3	54.1
Interruptible	2.2	2.0	4.8	3.8

Total System Throughput	9.9	8.8	63.1	57.9
Off System/Capacity Management	23.5	16.1	79.2	60.2

Total Throughput	33.4	24.9	142.3	118.1

Customers
Residential	430,468	439,659	430,468	439,659
Commercial, Industrial & Other	26,259	26,957	26,259	26,957
Firm Transportation	38,485	24,052	38,485	24,052

Total Firm Customers	495,212	490,668	495,212	490,668
Interruptible	43	45	43	45

Total System Customers	495,255	490,713	495,255	490,713
Off System/Capacity Management*	37	52	37	52

Total Customers	495,292	490,765	495,292	490,765

* The number of customers represents those active during the last month of the period.

Degree Days
Actual	389	338	4,662	4,338
Normal	551	561	4,681	4,706

Percent of Normal	70.6%	60.2%	99.6%	92.2%

ENERGY SERVICES

	Three Months Ended		Nine Months Ended
(Unaudited)	June 30,		June 30,
(Thousands, except customer and megawatt)	2011	2010	2011	2010
Operating Income
Operating Revenues	$500,413	$364,800	$1,504,262	$1,207,166
Gas Purchases	483,017	393,166	1,461,009	1,125,160

Gross Margin	17,396	(28,366)	43,253	82,006
Operation and maintenance expense	4,055	3,268	10,535	10,246
Depreciation and amortization	15	37	46	136
Energy and other taxes	255	50	850	950

Operating Income (Loss)	$13,071	$(31,721)	$31,822	$70,674

Net Income (Loss)	$10,930	$(18,823)	$22,407	$44,262

Financial Margin	$449	$7,947	$38,468	$58,198

Net Financial Earnings	$213	$3,336	$19,381	$29,347

Gas Sold and Managed (Bcf)	117.9	90.6	348.5	255.0

MIDSTREAM ASSETS

Equity in Earnings of Affiliates	$3,891	$2,538	$11,871	$10,261

Operation and Maintenance	$127	$137	$402	$586

Interest Expense	$803	$380	$2,428	$2,037

Net Income	$1,847	$1,828	$5,705	$5,218

CLEAN ENERGY VENTURES

Operating Revenues	$328	$—	$328	$—

Operating (Loss)	$(624)	$—	$(2,103)	$—

Net Income	$259	$—	$5,484	$—

Solar Renewable Energy Certificates Generated	880	—	880	—

Megawatts Installed	0.6	—	2.7	—

Megawatts Under Construction	27.8	—	27.8	—

RETAIL AND OTHER

Operating Revenues	$10,951	$10,058	$26,903	$19,803

Operating Income (Loss)	$2,034	$1,209	$658	$(5,068)

Net Income (Loss)	$1,401	$725	$913	$(3,481)

Net Financial Earnings (Loss)	$1,401	$314	$913	$(1,641)

Total Customers at June 30	135,937	147,893	135,937	147,893